Whirlpool Announces Second-Quarter Results; Delivers Sequential Margin Expansion
•Sequential margin expansion globally and in MDA North America, driven by MDA North America promotional pricing actions
•Solid performance in SDA Global, MDA Latin America, and MDA Asia, all delivering double-digit net sales growth in the quarter
•Continued progress toward cost take out goals; on track to deliver $300-$400 million in 2024
•Q2 GAAP net earnings margin of 5.5%; GAAP earnings per diluted share of $3.96
•Ongoing (non-GAAP) EBIT margin(1) of 5.3%; ongoing earnings per diluted share(2) of $2.39
•Expect full-year GAAP earnings per diluted share of approximately $3.00, primarily impacted by the non-cash charge related to the Europe transaction
•Revised full-year ongoing earnings per diluted share(2) to approximately $12.00, cash provided by operating activities to approximately $1.05 billion and free cash flow(3) to approximately $500 million
BENTON HARBOR, Mich., July 24, 2024 - Whirlpool Corporation (NYSE: WHR), today reported second-quarter 2024 financial results.
"Our solid Q2 results and actions put us firmly on track towards expanding our margins sequentially throughout 2024," said Marc Bitzer, "setting up our business well for the eventual recovery of the U.S. housing market." MARC BITZER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Second-Quarter Results	2024*	2023	Change
Net sales ($M)	$3,989	$4,792	(16.8)%
Net sales excluding currency ($M)	$4,026	$4,792	(16.0)%
GAAP net earnings (loss) available to Whirlpool ($M)	$219	$85	157.6%
Ongoing EBIT(1) ($M)	$212	$352	(39.8)%
GAAP earnings (loss) per diluted share	$3.96	$1.55	155.5%
Ongoing earnings per diluted share(2)	$2.39	$4.21	(43.2)%
*Excludes net sales from our previously-owned MDA Europe business
Free Cash Flow	2024	2023	Change
Cash provided by (used in) operating activities ($M)	$(485)	$(370)	$(115)
Free cash flow(3) ($M)	$(713)	$(587)	$(126)
"We completed our organizational simplification actions in the second quarter, putting us on track to deliver our cost take out goal of $300-$400 million," said Jim Peters. "With strong working capital management driving more than $250 million cash generation within the quarter, we remain confident in delivering our capital allocation priorities." JIM PETERS, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

SEGMENT REVIEW

SEGMENT INFORMATION ($M)		Q2 2024	Q2 2023	Change
MDA North America	Net Sales	$2,567	$2,722	(5.7)%
	EBIT	$163	$275	(40.7)%
	% of sales	6.3%	10.1%	(3.8pts)
MDA Latin America	Net Sales	$895	$804	11.3%
	EBIT	$52	$49	6.1%
	% of sales	5.8%	6.1%	(0.3pts)
MDA Asia	Net Sales	$340	$284	19.7%
	EBIT	$21	$10	110.0%
	% of sales	6.2%	3.5%	2.7pts
SDA Global	Net Sales	$187	$168	11.3%
	EBIT	$26	$21	23.8%
	% of sales	13.9%	12.5%	1.4pts
MDA: Major Domestic Appliances; SDA: Small Domestic Appliances
MDA NORTH AMERICA
•Excluding currency, net sales decline of 5.6 percent year-over-year from unfavorable price/mix, which significantly improved throughout the quarter from promotional pricing actions
•EBIT margin(4) decreased compared to the same prior-year period, driven by unfavorable price/mix partially offset by cost take out actions
MDA LATIN AMERICA
•Excluding currency, net sales increase of 14.9 percent year-over-year, with strong share gains in the segment more than offsetting unfavorable price/mix
•EBIT margin(4) decreased compared to the same prior-year period, driven by unfavorable price/mix partially offset by fixed cost leverage and cost take out actions
MDA ASIA
•Excluding currency, net sales increase of 21.5 percent year-over-year, with increased volumes from share gains partially offset by unfavorable price/mix
•EBIT margin(4) increased compared to the same prior-year period, driven by cost take out actions and fixed cost leverage
SDA GLOBAL
•Excluding currency, net sales increase of 11.9 percent year-over-year, with growth from new product launches and direct to consumer business more than offsetting unfavorable price/mix
•EBIT margin(4) increased compared to the same prior-year period, driven by cost take out actions and volume growth

FULL-YEAR 2024 OUTLOOK

Guidance Summary	2023 Reported	2023 Like for Like (5)	2024 Guidance
Net sales ($M)	$19,455	~$16,900	~$16,900
Cash provided by operating activities ($M)	$915	N/A	~$1,050
Free cash flow ($M)(3)	$366	N/A	~$500
GAAP net earnings margin (%)	2.5%	N/A	~1.0%
Ongoing EBIT margin (%)(1)	6.1%	~6.9%	~6.0%
GAAP earnings per diluted share	$8.72	N/A	~$3.00
Ongoing earnings per diluted share(2)	$16.16	N/A	~$12.00

•Europe transaction closed April 1, 2024, as expected
•Reaffirm full-year 2024 net sales expectations of approximately $16.9 billion
•Full-year GAAP earnings per diluted share of approximately $3.00 impacted by non-cash charge related to the Europe transaction and organization simplification restructuring expense
•Adjusted full-year ongoing earnings per diluted share(2) to approximately $12.00, including $300-$400 million of cost actions
•Adjusted full-year cash provided by operating activities to approximately $1.05 billion and free cash flow(3) of approximately $500 million; includes approximately $250-$300 million of MDA Europe cash usage in 2024
•Expect full-year 2024 GAAP tax rate of approximately 25 percent and adjusted (non-GAAP) tax rate of approximately (8) percent
•Continue to expect to pay approximately $400 million of 2024 dividends (subject to board approval)

(1)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(2)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(3)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(4)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(150) million and $(79) million for the second quarters of 2024 and 2023, respectively.
(5)Like-for-like refers to a comparison between the 2024 guidance and pro forma results for 2023, which exclude the second through fourth quarter resegmented results for the historical Europe major domestic appliances business (MDA Europe under new segment operating structure). This comparison uses a prior period baseline that is aligned to the ongoing business expectations for 2024, with the Europe transaction closed April 2024. The like-for-like GAAP net earnings margin and corresponding reconciliation cannot be provided without unreasonable effort or expense. Please see below for a reconciliation of ongoing EBIT for the full year to GAAP net earnings.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Scott Cartwright, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is a leading kitchen and laundry appliance company, in constant pursuit of improving life at home and inspiring generations with our brands. The company is driving meaningful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, JennAir, Maytag, Amana, Brastemp, Consul, and InSinkErator. In 2023, the company reported approximately $19 billion in annual net sales, 59,000 employees and 55 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding future financial results, long-term value creation goals, restructuring and resegmentation expectations, productivity, raw material prices and related costs, supply chain, transaction-related closing and synergies expectations, asset impairment, litigation, ESG efforts, debt repayment expectations, and the impact of COVID-19 and the Russia/Ukraine, Israel and Red Sea conflicts, and housing recovery-related benefits on our operations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "margin lift," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers; (3) Whirlpool's ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) COVID-19 pandemic, other public health emergency-related business disruptions and economic uncertainty; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) Whirlpool's ability to attract, develop and retain executives and other qualified employees; (16) the impact of labor relations; (17) fluctuations in the cost of key materials (including steel, resins, base metals) and components and the ability of Whirlpool to offset cost increases; (18) Whirlpool's ability to manage foreign currency fluctuations; (19) impacts from goodwill impairment and related charges; (20) triggering events or circumstances impacting the carrying value of our long-lived assets; (21) inventory and other asset risk; (22) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (23) litigation, tax, and legal compliance risk and costs; (24) the effects and costs of governmental investigations or related actions by third parties; (25) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, and taxes and tariffs; (26) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (27) the uncertain global economy and changes in economic conditions. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars, except per share data)

	Three Months Ended		Six Months Ended
	2024	2023	2024	2023
Net sales	$3,989	$4,792	$8,478	$9,441
Expenses
Cost of products sold	3,363	3,976	7,211	7,862
Gross margin	626	816	1,267	1,579
Selling, general and administrative	394	476	871	963
Intangible amortization	7	10	17	21
Restructuring costs	50	9	73	9
Loss (gain) on sale and disposal of businesses	45	18	292	240
Operating profit	130	303	14	346
Other (income) expense
Interest and sundry (income) expense	7	10	(21)	87
Interest expense	93	89	183	164
Earnings (loss) before income taxes	30	204	(148)	95
Income tax expense (benefit)	(206)	114	(130)	182
Equity method investment income (loss), net of tax	(11)	(3)	(11)	(2)
Net earnings (loss)	225	87	(29)	(89)
Less: Net earnings (loss) available to noncontrolling interests	6	2	11	5
Net earnings (loss) available to Whirlpool	$219	$85	$(40)	$(94)
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$3.96	$1.56	$(0.75)	$(1.71)
Diluted net earnings (loss) available to Whirlpool	$3.96	$1.55	$(0.75)	$(1.71)
Dividends declared	$1.75	$1.75	$3.50	$3.50
Weighted-average shares outstanding (in millions)
Basic	54.9	55.0	54.9	54.9
Diluted	55.0	55.2	54.9	54.9

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,179	$1,570
Accounts receivable, net of allowance of $48 and $47, respectively	1,595	1,529
Inventories	2,309	2,247
Prepaid and other current assets	777	717
Assets held for sale	—	144
Total current assets	5,860	6,207
Property, net of accumulated depreciation of $5,355 and $5,259, respectively	2,254	2,234
Right of use assets	882	721
Goodwill	3,328	3,330
Other intangibles, net of accumulated amortization of $455 and $440, respectively	3,110	3,124
Deferred income taxes	1,376	1,317
Other noncurrent assets	533	379
Total assets	$17,343	$17,312
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,420	$3,598
Accrued expenses	448	491
Accrued advertising and promotions	480	603
Employee compensation	172	238
Notes payable	778	17
Current maturities of long-term debt	350	800
Other current liabilities	481	614
Liabilities held for sale	—	587
Total current liabilities	6,129	6,948
Noncurrent liabilities
Long-term debt	6,313	6,414
Pension benefits	120	147
Postretirement benefits	103	107
Lease liabilities	776	612
Other noncurrent liabilities	543	547
Total noncurrent liabilities	7,855	7,827
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 115 million and 114 million shares issued, respectively, and 55 million and 55 million shares outstanding, respectively	115	114
Additional paid-in capital	3,455	3,078
Retained earnings	8,127	8,358
Accumulated other comprehensive loss	(1,563)	(2,178)
Treasury stock, 60 million and 60 million shares, respectively	(7,037)	(7,010)
Total Whirlpool stockholders' equity	3,097	2,362
Noncontrolling interests	262	175
Total stockholders' equity	3,359	2,537
Total liabilities and stockholders' equity	$17,343	$17,312

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars)

	Six Months Ended
	2024	2023
Operating activities
Net earnings (loss)	$(29)	$(89)
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	170	178
Loss (gain) on sale and disposal of businesses	292	240
Changes in assets and liabilities:
Accounts receivable	(211)	(161)
Inventories	(54)	(384)
Accounts payable	(123)	(146)
Accrued advertising and promotions	(154)	(182)
Accrued expenses and current liabilities	(170)	50
Taxes deferred and payable, net	(209)	113
Accrued pension and postretirement benefits	(14)	(29)
Employee compensation	(22)	47
Other	39	(7)
Cash provided by (used in) operating activities	(485)	(370)
Investing activities
Capital expenditures	(228)	(217)
Proceeds from sale of assets and businesses	42	9
Acquisition of businesses, net of cash acquired	—	(14)
Cash held by divested businesses	(245)	—
Other	(1)	—
Cash provided by (used in) investing activities	(432)	(222)
Financing activities
Net proceeds from borrowings of long-term debt	300	303
Net proceeds (repayments) of long-term debt	(801)	(250)
Net proceeds (repayments) from short-term borrowings	780	28
Dividends paid	(191)	(193)
Repurchase of common stock	(50)	—
Sale of minority interest in subsidiary	462	—
Common stock issued	—	4
Other	1	(2)
Cash provided by (used in) financing activities	501	(110)
Effect of exchange rate changes on cash and cash equivalents	(72)	55
Less: change in cash classified as held for sale	—	(2)
Increase (decrease) in cash and cash equivalents	(488)	(649)
Cash and cash equivalents at beginning of year (1)	1,667	1,958
Cash and cash equivalents at end of period	$1,179	$1,309
(1) Cash and cash equivalent at the beginning of 2024 include $1,570 million of cash and cash equivalents and cash of $97 million classified as held for sale as of December 31, 2023.

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, net debt leverage (Net Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Net debt leverage: Net debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is net debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, less cash and cash equivalents, divided by ongoing EBITDA. Management believes that net debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, future year free cash flow benefit as a result of Europe transaction closing, ROIC and net debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

SECOND-QUARTER 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended June 30, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was (687)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of (14)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2024
Net earnings (loss) available to Whirlpool	$219
Net earnings (loss) available to noncontrolling interests	6
Income tax expense (benefit)	(206)
Interest expense	93
Earnings before interest & taxes	$112
Net sales	$3,989
Net earnings (loss) margin	5.5%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$112	$3.96
Restructuring expense(a)	Restructuring expense	50	0.91
Impact of M&A transactions(b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	50	0.90
Total income tax impact			0.26
Normalized tax rate adjustment(d)			(3.64)
Ongoing measure		$212	$2.39
Net sales		$3,989
Ongoing EBIT margin		5.3%

Note: Numbers may not reconcile due to rounding.

SECOND-QUARTER 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended June 30, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 56%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 11%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2023
Net earnings (loss) available to Whirlpool	$85
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	114
Interest expense	89
Earnings before interest & taxes	$290
Net sales	$4,792
Net earnings (loss) margin	1.8%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$290	$1.55
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	26	0.47
Legacy EMEA legal matters(b)	Interest and sundry (income) expense	36	0.65
Total income tax impact			(0.12)
Normalized tax rate adjustment(c)		—	1.66
Ongoing measure		$352	$4.21
Net sales		$4,792
Ongoing EBIT margin		7.3%
Note: Numbers may not reconcile due to rounding

FULL-YEAR 2024 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2024. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 25%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of approximately (8)%.

Twelve Months Ending
Earnings Before Interest & Taxes Reconciliation:	December 31, 2024
Net earnings available to Whirlpool	~$165
Net earnings available to noncontrolling interests	~$20
Income tax expense (benefit)	~$60
Interest expense	~$355
Earnings before interest & taxes	~$600
Net sales	~$16,900
Net earnings margin	3.6%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		~$600	~$3.00
Restructuring Expense(a)		~75	~1.25
Impact of M&A transactions(b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	~315	~5.75
Total income tax impact			—
Normalized tax rate adjustment(d)			~1.50
Ongoing measure		~$1,000	~$12.00

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 13%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (7)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2023
Net earnings (loss) available to Whirlpool	$481
Net earnings (loss) available to noncontrolling interests	7
Income tax expense (benefit)	77
Interest expense	351
Earnings before interest & taxes	$916
Net sales	$19,455
Net earnings (loss) margin	2.5%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$916	$8.72
Impact of M&A transactions(b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative & including equity method investment	181	3.27
Legacy EMEA legal matters(c)	Interest and sundry (income) expense	94	1.71
Total income tax impact			0.35
Normalized tax rate adjustment(d)			2.11
Ongoing measure		$1,191	$16.16
Net Sales		$19,455
Ongoing EBIT Margin		6.1%

Note: Numbers may not reconcile due to rounding

FOOTNOTES
a.RESTRUCTURING EXPENSE - In March 2024, the Company committed to workforce reduction plans. $23 million was recorded during the first quarter, of which $14 million was employee termination costs and $9 million was other associated exit costs. During the second quarter of 2024, the Company executed additional restructuring actions as part of the Company's complexity reduction and organizational simplification efforts. Total costs for these actions were $50 million, primarily in employee termination costs, which were incurred within the second quarter of 2024.

b.IMPACT OF M&A TRANSACTIONS - On January 16, 2023, we signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arçelik. In connection with the transaction, we recorded a loss on disposal of $292 million for the six months ended June 30, 2024, of which $45 million was incurred in the second quarter of 2024. Additionally, we incurred other unique transaction related costs related to portfolio transformation for a total of $17 million for the six months ended June 30, 2024, of which $5 million was incurred in the second quarter of 2024. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
For the six months ended June 30, 2023, a loss on disposal of $240 million was recorded, of which $18 million was recorded during the second quarter. Additionally, we incurred other unique transaction related costs related to portfolio transformation for a total of $8 million for the three and six months ended June 30, 2023. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).

c.LEGACY MDA EUROPE LEGAL MATTERS - The aggregate amount accrued by the Company related to the Competition Investigation and other legacy legal matters of our European major domestic appliance business was $36 million and $94 million, for the three months ended June 30, 2023 and the twelve months ended December 31, 2023, respectively.

d.NORMALIZED TAX RATE ADJUSTMENT - During the second quarter of 2024, the Company calculated a GAAP tax rate of (687)%. Ongoing earnings per share was calculated using an adjusted tax rate of (14)%, which excludes the non-tax deductible impact of M&A transactions of approximately $50 million recorded in the second quarter of 2024 and certain other tax impacts related to Europe transaction. The Company expects a full-year GAAP tax rate of approximately 25% and adjusted effective tax rate of approximately (8)%, revised from the prior quarter estimate primarily due to lower forecasted earnings before income taxes.
During the second quarter of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of 11%, which excludes the non-tax deductible impact of M&A transactions of approximately $26 million recorded in the second quarter of 2023. During the full-year of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of (7)% which excludes the non-tax deductible impact of M&A transactions of approximately $25 million recorded in the fourth quarter of 2023 and which reflects certain tax benefits related to legal entity restructuring transactions in the fourth quarter of 2023.
Additionally, in the full-year 2024 outlook, the Company calculated ongoing earnings per share using a full-year adjusted tax (non-GAAP) rate of approximately (8)%. Subsequent to the closure of the Europe transaction, the Company has recorded certain significant tax benefits related to legal entity restructuring transactions. Additional tax impacts from legal entity restructuring projects are possible in future quarters, and those future impacts have been included in our expected full-year non-GAAP tax rate. Reconciling from our expected full-year GAAP tax rate of approximately 25%, certain Europe transaction tax impacts have been adjusted from our full-year adjusted tax (non-GAAP) rate of approximately (8)%.

ONGOING EBIT EXCLUDING MDA EUROPE SECOND QUARTER THROUGH FOURTH QUARTER

The reconciliation provided below reconciles the impact of removing MDA Europe from our Q2 through Q4 net sales and ongoing EBIT, for twelve months ended December 31, 2023 for the Whirlpool business.

In billions	2023 As Reported	Q2-Q4 2023 MDA Europe*	2023 Like for Like
Net Sales	$19.46	$2.56	$16.90
Ongoing EBIT	$1.19	$0.03	$1.16
Ongoing EBIT Margin	6.1%	1.2%	~6.9%

Note: Numbers may not reconcile due to rounding
*Q2-Q4 historical segment financial data (unaudited).

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles six months ended June 30, 2024 and 2023 and 2024 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Six Months Ended
	June 30,
(millions of dollars)	2024	2023	2024 Outlook
Cash provided by (used in) operating activities	$(485)	$(370)	~$1,050
Capital expenditures	(228)	(217)	~(550)
Free cash flow	$(713)	$(587)	~$500

Cash provided by (used in) investing activities*	(432)	(222)
Cash provided by (used in) financing activities*	501	(110)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles three months ended June 30, 2024 free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

Three Months Ended
(millions of dollars)	June 30, 2024
Cash provided by (used in) operating activities	$388
Capital expenditures	(113)
Free cash flow	$275

Cash provided by (used in) investing activities	121
Cash provided by (used in) financing activities	1,293

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2023 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable
GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

Twelve Months Ended
December 31,
(millions of dollars)	2023
Cash provided by (used in) operating activities	$915
Capital expenditures	(549)
Free cash flow	$366

Cash provided by (used in) investing activities	(553)
Cash provided by (used in) financing activities	(792)

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